MARKETING AGREEMENT

     MARKETING AGREEMENT, dated as of February 4, 1998 (the "Agreement"), between INTERACTIVE MAGIC, INC., a corporation organized under the laws of the State of Maryland (the "Company"), and General Capital, a corporation organized under the laws of Switzerland ("General").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to receive services in connection with (a) marketing its products worldwide, (b) arranging debt or equity financing for the Company's products to be purchased by its customers and (c) arranging financing for the Company's operations, leasing programs, joint ventures and distribution arrangements generally, in each case for the further enhancement of the Company's marketing strategy (collectively, the "Objectives"); and

     WHEREAS, General has established its expertise in, among other things, assisting companies in marketing their products worldwide and arranging financing for customers; and

     WHEREAS, General has performed services for the Company since October 1997 as outlined above and the parties now desire to memorialize their agreement and understanding as to their respective duties and obligations.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby covenant and agree, upon the terms and subject to the conditions hereinafter set forth, as follows:

     Section 1. Retention of General. The Company engages General to assist the Company in achieving its Objectives, and General accepts such engagement, subject to the terms and conditions of this Agreement.

     Section 2. Services. (a) Upon request of the Company and at such times as are mutually convenient to General and the Company during the Term (as defined below), General shall provide its services to the Company in connection with the Objectives.

          (b) In connection with performing its services, General and the Company acknowledge and agree that General may, from time to time, propose certain arrangements to the Company in connection with its Objectives and the Company has no obligation to accept such proposals or further obligate itself.

     Section 3. Term. This Agreement shall be for a term of five years, commencing on the date hereof and ending on February 3, 2003 (the "Term").

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     Section 4. Compensation. For services rendered or to be rendered by General pursuant to this Agreement, the Company shall pay to General $400,000, payable within five business days following the date upon which the Company's stockholders' equity equals or exceeds $5,000,000; provided, that in the event that the Company completes a private placement of equity securities or a strategic acquisition prior to the date upon which payment hereunder is made and, as a result of such private placement or acquisition, the Company's stockholders' equity equals or exceeds $3,000,000, such payment shall thereafter be payable within five business days following the date upon which the Company's stockholders' equity equals or exceeds $10,000,000.

     Section 5. Marketing Efforts. (a) The Company shall provide General with certain technical and other information relating to its business and operations as is reasonable and necessary for General to market the Company's products pursuant to this Agreement. In addition, the Company shall provide General with the necessary sales promotion materials to market the Company's products.

     (b) The Company shall also make its management available to General and prospective customers at such reasonable times and locations as is necessary for General to market the Company's products.

     Section 6. Confidentiality. General acknowledges that in the course of its engagement it will become familiar with trade secrets and other confidential information ("Confidential Information") concerning the Company and that its services will be special, unique and extraordinary to the Company. General agrees that, during the Term and for a period of five years following the Term, it shall not disclose to any third party any Confidential Information for any purpose other than the performance of its duties under this Agreement; provided, that Confidential Information shall not include information that shall become known to the public or the trade without violation of this Section; and provided, further, that General shall not violate this Section if Confidential Information is disclosed by General at the direction of the Company in connection with the performance of General's duties or if General is required to provide Confidential Information in any legal proceeding or by order of any court.

     Section 7. Noncompetition. During the term hereof, neither General nor its affiliates will directly engage in the interactive gaming business, or own or control an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned company), or act as director, officer or employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity known to General to be directly engaged in the interactive gaming business.

     Section 8. Further Assurances. During the Term, the Company shall use its reasonable good faith efforts to maintain and promote its products.


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     Section 9. Representations and Warranties. The Company and General each represent that (a) it has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and (c) this Agreement is valid and binding upon each party, enforceable against each party in accordance with its terms.

     Section 10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding any New York principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State of New York.

     Section 11. Entire Agreement; Amendments. This Agreement contains the full and entire understanding and agreement between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and General.

     Section 12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by General and the Company and their respective successors and permitted assigns. The rights and obligations of General under this Agreement (with the exception of those rights in Section 4 hereof) shall not be assignable without the prior written consent of the Company.

     Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by registered or certified mail, postage prepaid, return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, with a copy for the Company to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., P.O. Box 2611, 2500 First Union Capitol Center, Raleigh, North Carolina 27602, Attention: Gerald F. Roach, Esq. and a copy for General to Bachner, Tally, Polevoy & Misher, LLP, 380 Madison Avenue, New York, New York 1017-2590, Attention: Marc S. Goldfarb, Esq.

     Section 15. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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     IN WITNESS WHEREOF, the parties hereto have executed this Marketing
Agreement on the date first written above.



                   INTERACTIVE MAGIC, INC.


                   By:  /s/ Robert L. Pickens
                        __________________________________
                        Name: Robert L. Pickens
                        Title: President
                        Address: P.O. Box 13491
                        Research Triangle Park,
                        North Carolina 27708



                   GENERAL CAPITAL


                   By: /s/ Jacob Agam
                     __________________________________
                        Name: Jacob Agam
                        Title: Chairman
                        Address: Hombrechtikerstrasse 61
                                 CH - 8640 Rapperswil, Switzerland

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